As filed with the Securities and Exchange Commission on November 5, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SERVICE CORPORATION INTERNATIONAL
(Exact Name of Registrant as Specified in its Charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1488375 (I.R.S. Employer Identification Number)

1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory T. Sangalis
Senior Vice President, General Counsel
and Secretary
1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David F. Taylor, Esq.
Locke Lord Bissell & Liddell LLP
600 Travis Street, Suite 3400
Houston, Texas 77002
(713) 226-1200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of		offering price	aggregate	Amount of
securities to be registered	Amount to be registered	per unit	offering price	registration fee
Senior Debt Securities	(1)	(1)	(1)	(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of the registration fee.

Prospectus

Service Corporation International

Debt Securities

We may offer and sell from time to time our debt securities in one or more offerings pursuant to this prospectus. The debt securities may consist of debentures, notes or other types of debt.

We will provide the specific terms and manner of any offering in a supplement to this prospectus. Any prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated in this prospectus or the applicable prospectus supplement before you purchase any of the debt securities offered hereby.

The names of any underwriters, dealers, or agents involved in the sale of our debt securities and their compensation will be described in the applicable prospectus supplement. Our net proceeds from the sale of our debt securities also will be described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “SCI”. Unless we state otherwise in a prospectus supplement, we will not list any securities sold by us under this prospectus and any prospectus supplement on any securities exchange.

Investing in these securities involves certain risks. You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest. See “Risk Factors” on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 5, 2009.

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may offer and sell our debt securities from time to time in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time that we sell our debt securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update, or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our debt securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. We are offering to sell, and seeking offers to buy, our debt securities only in jurisdictions where offers and sales are permitted.

In this prospectus, the terms “SCI,” the “Company,” “we,” “our,” and, “us” refer to Service Corporation International and its subsidiaries, unless otherwise specified.

ii

Our company

Service Corporation International (SCI) is North America’s largest provider of deathcare products and services, with a network of funeral homes and cemeteries unequalled in geographic scale and reach. At September 30, 2009, we operated 1,250 funeral service locations and 364 cemeteries (including 206 combination locations) in North America, which are geographically diversified across 43 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Our funeral segment also includes the operations of 12 funeral homes in Germany that we intend to exit when economic values and conditions are conducive to a sale.

Our funeral service and cemetery operations consist of funeral service locations, cemeteries, funeral service/cemetery combination locations, crematoria, and related businesses. We provide all professional services relating to funerals and cremations, including the use of funeral facilities and motor vehicles and preparation and embalming services. Funeral related merchandise, including caskets, burial vaults, cremation receptacles, flowers, and other ancillary products and services, is sold at funeral service locations. Our cemeteries provide cemetery property interment rights, including mausoleum spaces, lots, and lawn crypts, and sell cemetery related merchandise and services, including stone and bronze memorials, burial vaults, casket and cremation memorialization products, merchandise installations, and burial openings and closings. We also sell preneed funeral and cemetery products and services whereby a customer contractually agrees to the terms of certain products and services to be delivered and performed in the future.

We were incorporated in Texas in July of 1962. Our principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019. Our telephone number at that address is (713) 522-5141. Our website is located at www.sci-corp.com. Other than as described in “Where you can find more information” and “Incorporation of certain information by reference” below, the information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our web site address is included as an inactive textual reference only.

Risk factors

Investing in our debt securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 on file with the SEC, as updated by our subsequent quarterly reports on Form 10-Q and other certain filings we make with the SEC, which are incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Forward-looking statements

This prospectus and the documents incorporated by reference into this prospectus contain statements that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•	Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.

•	Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.

•	The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding funeral or burial procedures and practices.

•	The amounts payable by us with respect to our outstanding legal matters exceeding our established reserves.

•	Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimal funding requirements.

•	The outcome of pending Internal Revenue Service audits. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. While such payments would affect our cash flow, we do not believe they would impair our ability to service debt or our overall liquidity. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be released through our tax provision at the time of resolution.

•	Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.

•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.

•	Our ability to successfully access surety and insurance markets at a reasonable cost.

•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.

•	The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report from our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that restrictive covenants in our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.

•	Our ability to buy our common stock under our share repurchase programs, which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

•	The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.

•	Continued economic crisis and financial and stock market declines could reduce future potential earnings and cash flows and could result in future goodwill impairments.

•	The weakened economy may cause customers to reassess preneed funeral or cemetery arrangements or decrease the amounts atneed customers are willing to pay or consider cremation as opposed to burial.

•	Changes in our funeral and cemetery trust funds, investments in equity securities, fixed income securities, and mutual funds could be significantly negatively impacted by the weakened economy.

Other factors are discussed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We also may include or incorporate by reference in each prospectus supplement additional important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise.

Use of proceeds

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we intend to use the net proceeds we receive from sales of our debt securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time and for working capital, capital expenditures, acquisitions, and repurchases of our securities. Pending these uses, the net proceeds may also be temporarily invested in short-term securities. Any specific allocations of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

Ratio of earnings to fixed charges

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Nine months ended
September 30,		Twelve months ended December 31,
2009	2008	2008	2007	2006	2005	2004

2.47	2.27	2.15	3.49	1.75	1.72	1.79

For the purposes of the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations before adjustment for minority interest, plus fixed charges and the amortization of capitalized interest less interest capitalized. Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs, capitalized interest, and one-third of rental expense, which we deem to be a reasonable estimate of the portion of our rental expense that is attributable to interest.

Description of debt securities

The debt securities covered by this prospectus will be issued under our senior indenture dated February 1, 1993, as amended and supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (the “indenture”), a copy of which has been incorporated into the registration statement of which this prospectus is a part. The particular terms of the debt securities offered will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions of the indenture and any applicable supplemental indenture.

Plan of distribution

We may offer and sell these debt securities through one or more underwriters, dealers or agents, or directly to one or more purchasers, or through a combination of any of these methods of sale. We will provide the specific plan of distribution for any debt securities to be offered in a prospectus supplement.

Legal matters

The validity of the debt securities offered hereby will be passed upon for us by Locke Lord Bissell & Liddell LLP, Houston, Texas, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Through our website at www.sci-corp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement in any manner noted above.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2008 (including those sections incorporated by reference from our Proxy Statement filed April 1, 2009).

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009, and September 30, 2009.

•	Current Reports on Form 8-K filed with the SEC on May 15, 2009, August 13, 2009 (Item 1.01) and October 15, 2009.

•	All documents filed by us in the future under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities registered under this prospectus or any accompanying prospectus supplement are sold, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules.

You may obtain a copy of these filings at no cost, by writing or telephoning us as follows:

Service Corporation International
Attention: General Counsel
1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

Part II
Information not required in prospectus

Item 14.	Other expenses of issuance and distribution.

The following table sets forth the estimated expenses (other than the underwriting discount) payable by the registrant in connection with the offering described in the registration statement. All of the amounts shown are estimates, except for the SEC registration fee:

Amount
to be Paid

SEC Registration fee	$(1)
Accountants’ fees and expenses	(2)
Legal fees and Expenses	(2)
Printing and engraving expenses	(2)
Rating agency fees	(2)
Transfer agent fees	(2)
Trustee fees and expenses	(2)
Miscellaneous fees	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and will be paid at the time of any particular offering of securities under this registration statement.

(2)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than the underwriting discount) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15.	Indemnification of directors and officers.

Service Corporation International is a Texas corporation. Article 2.02-1 of the Texas Business Corporation Act (the “TBCA”) provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Under the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Company’s directors will be limited to the fullest extent permitted by any such provision.

The Company’s Bylaws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities, and expenses incurred by reason of their positions with the registrant or such other business organizations. The Company also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Act”). In addition, the Company has an Indemnification Agreement with each of its directors and officers providing for the indemnification of each such person to the fullest extent permitted by Texas law.

Item 16.	Exhibits

Exhibit
number	Exhibit

*1.1	Form of Underwriting Agreement
4.1	Indenture dated as of February 1, 1993, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form S-4 filed September 2, 2004 (File No. 333-118763))
*4.2	Form of Debt Securities
5.1	Opinion of Locke Lord Bissell & Liddell LLP
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009, and Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed on November 5, 2009 (File No. 001-06402))
23.1	Consent of Locke Lord Bissell & Liddell LLP (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page)
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture

*	To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of securities.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by the registrant pursuant to this section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 5th day of November, 2009.

SERVICE CORPORATION INTERNATIONAL

By:	/s/ Gregory T. Sangalis
Name:     Gregory T. Sangalis

Title:	Senior Vice President, General Counsel and Secretary

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory T. Sangalis and Eric D. Tanzberger, each of them as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ R. L. Waltrip R. L Waltrip	Chairman of the Board	November 5, 2009

/s/ Thomas L. Ryan Thomas L. Ryan	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 5, 2009

/s/ Eric D. Tanzberger Eric D. Tanzberger	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	November 5, 2009

Signature	Title	Date

/s/ Tammy R. Moore Tammy R. Moore	Corporate Controller (Chief Accounting Officer)	November 5, 2009

/s/ Alan R. Buckwalter, III Alan R. Buckwalter, III	Director	November 5, 2009

/s/ Anthony L. Coelho Anthony L. Coelho	Director	November 5, 2009

/s/ A. J. Foyt, Jr. A. J. Foyt, Jr.	Director	November 5, 2009

/s/ Malcolm Gillis Malcolm Gillis	Director	November 5, 2009

/s/ Victor L. Lund Victor L. Lund	Director	November 5, 2009

/s/ John W. Mecom, Jr. John W. Mecom, Jr.	Director	November 5, 2009

/s/ Clifton H. Morris, Jr. Clifton H. Morris, Jr.	Director	November 5, 2009

/s/ W. Blair Waltrip W. Blair Waltrip	Director	November 5, 2009

/s/ Edward E. Williams Edward E. Williams	Director	November 5, 2009

Exhibit index

Exhibit
Number	Exhibit

*1.1	Form of Underwriting Agreement
4.1	Indenture dated as of February 1, 1993, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form S-4 filed September 2, 2004 (File No. 333-118763))
*4.2	Form of Debt Securities
5.1	Opinion of Locke Lord Bissell & Liddell LLP
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009, and Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed on November 5, 2009 (File No. 001-06402))
23.1	Consent of Locke Lord Bissell & Liddell LLP (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page)
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture

*	To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of debt securities.